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                                                                    Exhibit 4(b)

                              DECLARATION OF TRUST

          This DECLARATION OF TRUST, dated as of August 4, 2003 (this "Declaration"), is among Baltimore Gas and Electric Company, a Maryland corporation, as "Depositor," and The Bank of New York, a New York banking corporation, The Bank of New York (Delaware), a Delaware banking corporation, and Thomas E. Ruszin, Jr., not in their individual capacities but solely as trustees (the "Trustees"). The Depositor and the Trustees hereby agree as follows:

          1. The trust created hereby shall be known as "BGE Capital Trust II," in which name the Trustees, or the Depositor to the extent provided herein, may conduct the affairs of the Trust, make and execute contracts, and sue and be sued.

          2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. ss. 3801, et seq. (the "Statutory Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

          3. The Depositor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

          4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the

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Registration Statement on Form S-3 (the "1933 Act Registration Statement"),
including any pre-effective or post-effective amendments to the 1933 Act Registration Statement (including the prospectus, prospectus supplements and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and other necessary documents relating thereto and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments thereto; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to negotiate the terms of and to execute, deliver and perform on behalf of the Trust a purchase agreement relating to the Preferred Securities, in each case among the Trust, the Depositor and the several Purchasers named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by any of the Trustees, Thomas
E. Ruszin, Jr., in his capacity as a Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Depositor hereby constitutes and appoints Thomas E. Ruszin, Jr. as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and

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confirming all that said attorney-in-fact and agent or his substitute or substitutes, shall do or cause to be done by virtue hereof.

          5. This Declaration may be executed in one or more counterparts.

          6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty (30) days' prior notice to the Depositor.

          7. The Bank of New York (Delaware), in its capacity as Trustee, shall not have any of the powers of the Trustees set forth herein and shall be the Trustee of the Trust for the sole purpose of satisfying the requirements of
Section 3807 of the Statutory Trust Act.

          8. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

     IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

                                         BALTIMORE GAS AND ELECTRIC
                                         COMPANY, as Depositor

                                         By:  /s/ Thomas E. Ruszin, Jr.
                                            -------------------------------
                                         Name:   Thomas E. Ruszin, Jr.
                                         Title:  Treasurer

                                         THE BANK OF NEW YORK, not in its
                                         individual capacity but solely as
                                         Trustee

                                         By: /s/ Geovanni Barris
                                            -------------------------
                                         Name: Geovanni Barris
                                         Title: Vice President

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                                         THE BANK OF NEW YORK (DELAWARE), not in
                                         its individual capacity but solely as
                                         Trustee

                                         By: /s/ William T. Lewis
                                            -----------------------------
                                         Name: William T. Lewis
                                         Title: Sr. Vice President

                                         Thomas E. Ruszin, Jr., not in his
                                         individual capacity but solely as
                                         Trustee

                                          /s/ Thomas E. Ruszin, Jr.
                                         -----------------------------

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